Exhibit 23.3

Consent of Independent Reservoir Engineers

The Board of Directors

Storm Cat Energy Corporation:

We hereby consent to the incorporation by reference in Registration Statement of Storm Cat Energy Corporation and its subsidiaries on Form S-8 of the reference to Sproule Associates Inc. and the inclusion and incorporation by reference of information derived from our reports evaluating Storm Cat' s petroleum and natural gas reserves as of December 31, 2004, in the Annual Report on Form 20-F for the year ended December 31, 2004 of Storm Cat Energy Corporation and its subsidiaries filed with the Securities and Exchange Commission.